Exhibit 99.1
Capri Holdings Limited Announces Third Quarter Fiscal 2022 Results
Revenue and Earnings Exceed Expectations
Raises Full Year Adjusted Earnings Per Share Outlook to Highest Level in Company's History
Provides Outlook for Fiscal 2023 Revenue and Earnings Per Share to Increase Double Digits
London — February 2, 2022 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the third quarter of Fiscal 2022 ended December 25, 2021.
Third Quarter Fiscal 2022 Highlights
•Revenue increased 24%, with better than anticipated results across all three luxury houses
•Adjusted gross margin expanded 40 basis points versus prior year
•Adjusted operating margin of 22.3%
•Adjusted earnings per share of $2.22
•Raised full year adjusted earnings per share outlook to $6.00

John D. Idol, the Company's Chairman and Chief Executive Officer, said, "We are pleased to report third quarter performance exceeded our expectations for revenue, operating margin and earnings per share. Results were driven by strong momentum across all three luxury houses reflecting the power of Versace, Jimmy Choo and Michael Kors as well as the continued execution of our strategic initiatives. We are especially proud of our performance given the ongoing headwinds caused by the pandemic, including regional restrictions and supply chain challenges. Capri Holdings results are a testament to the dedication and agility of our teams across the globe."

Mr. Idol continued, "We are raising fiscal 2022 revenue and earnings guidance based on the strength across all our luxury houses. Looking to fiscal 2023, we expect to generate double-digit revenue and earnings growth. This outlook reflects the success of our ongoing strategic initiatives as well as a continued recovery from the global pandemic. Longer term the power of Versace, Jimmy Choo and Michael Kors position Capri Holdings to deliver multiple years revenue and earnings growth."

Third Quarter Fiscal 2022 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States ("GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. Due to the current and ongoing impact of the COVID-19 pandemic, the Company will not be providing comparable store sales results. The Company believes the most comprehensive measure of performance in this environment is total revenues compared to the same period in the prior year.
Overview of Capri Holdings Third Quarter Fiscal 2022 Results:
•Total revenue of $1.6 billion increased 24% compared to last year. On a constant currency basis, total revenue increased 25%.
•Gross profit was $1.0 billion and gross margin was 65.1%, compared to $848 million and 65.1% in the prior year. Adjusted gross profit was $1.0 billion and adjusted gross margin was 65.1%, compared to $843 million and 64.7% in the prior year. Adjusted gross margin expansion reflected the strong ongoing benefits of the Company’s strategic initiatives, largely offset by approximately 400 basis points of higher supply chain costs compared to prior year.
•Income from operations was $331 million and operating margin was 20.6%, compared to $167 million and 12.8% in the prior year. Adjusted income from operations was $359 million and operating margin was 22.3%, compared to $257 million and 19.7% in the prior year.
•Net income was $322 million, or $2.11 per diluted share, compared to $179 million, or $1.18 per diluted share, in the prior year. Adjusted net income was $339 million, or $2.22 per diluted share, compared to $250 million or, $1.65 per diluted share, in the prior year.
•Net inventory on December 25, 2021 was $978 million, a 24.0% increase compared to the prior year. This includes a significant increase in in-transit inventory. On-hand inventory levels were lower than expected which constrained the Company’s ability to deliver higher revenue in the quarter.
Versace Third Quarter Fiscal 2022 Results:
•Versace revenue of $251 million increased 29% compared to the prior year. On a constant currency basis, total revenue increased 34%.
•Versace operating income was $32 million and operating margin was 12.7%, compared to $13 million and 6.7% in the prior year.
Jimmy Choo Third Quarter Fiscal 2022 Results:
•Jimmy Choo revenue of $178 million increased 47% compared to the prior year. On a constant currency basis, total revenue increased 43%.
•Jimmy Choo operating income was $16 million and operating margin was 9.0%, compared to $(8) million and (6.6)% in the prior year.
Michael Kors Third Quarter Fiscal 2022 Results:
•Michael Kors revenue of $1.18 billion increased 20% compared to the prior year. On a constant currency basis, total revenue increased 21%.
•Michael Kors operating income was $335 million and operating margin was 28.4%, compared to $281 million and 28.5% in the prior year.

Share Repurchase Program
During the third quarter, the Company repurchased approximately 3.2 million ordinary shares for approximately $200 million in open market transactions. As of December 25, 2021, the remaining availability under the Company's share repurchase authorization was $800 million.
Outlook
The following guidance is provided on an adjusted, non-GAAP basis. Due to the ongoing dynamic nature of the COVID-19 pandemic, financial results could differ materially from the current outlook due to a number of external events which are not reflected in our guidance, including any significant additional store closures or new government restrictions that could further impact traffic and sales trends as well as any greater supply chain disruptions that could further extend inventory delays or increase transportation expenses.
The Company also notes that Fiscal 2022 includes a 53rd week in its fiscal fourth quarter.
Given the impact of the pandemic and ongoing supply chain challenges, the Company is also providing its preliminary view of Fiscal 2023.
Fiscal Year 2022 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $5.56 billion, including approximately $75 million from the 53rd week
•Operating margin of approximately 19%
•Net interest income of approximately $17 million
•Effective tax rate of approximately 14%
•Weighted average diluted shares outstanding of approximately 153 million
•Diluted earnings per share of approximately $6.00
For Versace, the Company expects the following:
•Total revenue of approximately $1.08 billion
•Operating margin of approximately 17%
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $600 million
•Operating margin of approximately 2%
For Michael Kors, the Company expects the following:
•Total revenue of approximately $3.88 billion
•Operating margin of approximately 25%
Fourth Quarter Fiscal 2022 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $1.4 billion
•Operating margin of approximately 13.5%
•Net interest income of approximately $5 million
•Effective tax rate of approximately 38%
•Weighted average diluted shares outstanding of approximately 151 million
•Diluted earnings per share of approximately $0.80

For Versace, the Company expects the following:
•Total revenue of approximately $310 million
•Operating margin of approximately 15%
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $140 million
•Operating margin of approximately (10)%
For Michael Kors, the Company expects the following:
•Total revenue of approximately $950 million
•Operating margin of approximately 20%
Fiscal Year 2023 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $6.1 billion
•Gross margin expansion of approximately 50 basis points reflecting benefits from strategic initiatives partially offset by higher supply chain costs
•Operating margin of approximately 19%
•Diluted earnings per share of approximately $6.60
For Versace, the Company expects the following:
•Total revenue of approximately $1.3 billion
•Operating margin of approximately 18%
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $675 million
•Operating margin of approximately 8%
For Michael Kors, the Company expects the following:
•Total revenue of approximately $4.125 billion
•Operating margin of approximately 25%
Fiscal Year 2023 Quarterly Outlook
For Capri Holdings, the Company expects the following:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	~$1.35B	~$1.45B	~$1.75B	~$1.55B
Adjusted Operating Margin	~18.5%	~18.0%	~23.5%	~15.0%
Adjusted EPS	~$1.45	~$1.60	~$2.50	~$1.05
Conference Call Information
A conference call to discuss third quarter Fiscal 2022 results is scheduled for today, February 2, 2022 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until February 9, 2022. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 13726173. A replay of the webcast will also be available within two hours of the conclusion of the call.

Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with COVID-19 related charges, long-lived asset impairments, ERP implementation costs, Capri transformation costs, restructuring and other charges. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward-Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the effect of the COVID-19 pandemic and its potential material and significant impact on the Company’s future financial and operational results if retail stores are forced to close again and the pandemic is prolonged, including that our estimates could materially differ if the severity of the COVID-19 situation worsens, or if there are further supply chain disruptions, including additional production delays and increased costs, the length and severity of such outbreak across the globe and the pace of recovery following the COVID-19 pandemic; levels of cash flow and future availability of credit; compliance with restrictive covenants under the Company’s credit agreement; the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition and to successfully execute our growth strategies; the risk of disruptions to the Company’s businesses; risks associated with operating in international markets and our global sourcing activities; the risk of cybersecurity threats and privacy or data security breaches; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and such share repurchases may be suspended or discontinued at any time; the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen epidemics and pandemics, disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2021 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.
CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
+1 (917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020
Total revenue	$1,609	$1,302	$4,162	$2,863
Cost of goods sold	561	454	1,374	1,003
Gross profit	1,048	848	2,788	1,860
Total operating expenses	717	681	2,004	1,702
Income from operations	331	167	784	158
Other income, net	—	(3)	(2)	(4)
Interest (income) expense, net	(7)	10	(11)	39
Foreign currency (gain) loss	(4)	(13)	1	(16)
Income before income taxes	342	173	796	139
Provision for (benefit from) income taxes	19	(5)	54	20
Net income	323	178	742	119
Less: Net income (loss) attributable to noncontrolling interests	1	(1)	1	(2)
Net income attributable to Capri	$322	$179	$741	$121
Weighted average ordinary shares outstanding:
Basic	149,717,485	150,661,252	150,975,773	150,236,612
Diluted	152,375,294	151,958,057	153,834,120	151,417,457
Net income per ordinary share:
Basic	$2.15	$1.19	$4.91	$0.80
Diluted	$2.11	$1.18	$4.82	$0.80

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 25, 2021	March 27, 2021	December 26, 2020
Assets
Current assets
Cash and cash equivalents	$261	$232	$229
Receivables, net	449	373	369
Inventories, net	978	736	789
Prepaid expenses and other current assets	384	205	106
Total current assets	2,072	1,546	1,493
Property and equipment, net	460	485	518
Operating lease right-of-use assets	1,401	1,504	1,575
Intangible assets, net	1,895	1,992	2,102
Goodwill	1,447	1,498	1,615
Deferred tax assets	178	278	283
Other assets	227	178	179
Total assets	$7,680	$7,481	$7,765
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$593	$512	$495
Accrued payroll and payroll related expenses	149	116	107
Accrued income taxes	166	126	66
Short-term operating lease liabilities	437	447	448
Short-term debt	26	123	169
Accrued expenses and other current liabilities	381	297	309
Total current liabilities	1,752	1,621	1,594
Long-term operating lease liabilities	1,503	1,657	1,724
Deferred tax liabilities	443	397	444
Long-term debt	976	1,219	1,243
Other long-term liabilities	231	430	405
Total liabilities	4,905	5,324	5,410
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 221,322,510 shares issued and 147,252,018 outstanding at December 25, 2021; 219,222,937 shares issued and 151,280,011 outstanding at March 27, 2021 and 218,624,581 shares issued and 150,682,036 outstanding at December 26, 2020	—	—	—
Treasury shares, at cost (74,070,492 shares at December 25, 2021, 67,942,926 shares at March 27, 2021 and 67,942,545 shares at December 26, 2020)	(3,686)	(3,326)	(3,326)
Additional paid-in capital	1,238	1,158	1,138
Accumulated other comprehensive income	213	56	91
Retained earnings	5,011	4,270	4,453
Total shareholders’ equity of Capri	2,776	2,158	2,356
Noncontrolling interest	(1)	(1)	(1)
Total shareholders’ equity	2,775	2,157	2,355
Total liabilities and shareholders’ equity	$7,680	$7,481	$7,765

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Nine Months Ended
		December 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020
Revenue by Segment and Region:

Versace	The Americas	$89	$57	$283	$132
	EMEA	99	76	304	183
	Asia	63	62	186	168
Versace Revenue		251	195	773	483

Jimmy Choo	The Americas	51	32	127	71
	EMEA	69	40	175	102
	Asia	58	49	155	121
Jimmy Choo Revenue		178	121	457	294

Michael Kors	The Americas	814	671	1,960	1,321
	EMEA	237	183	616	447
	Asia	129	132	356	318
Michael Kors Revenue		1,180	986	2,932	2,086

Total Revenue		$1,609	$1,302	$4,162	$2,863

Income (Loss) from Operations:
Versace		$32	$13	$135	$(8)
Jimmy Choo		16	(8)	28	(37)
Michael Kors		335	281	795	423
Total segment income from operations		383	286	958	378
Less: Corporate expenses		(37)	(29)	(123)	(90)
Restructuring and other charges		(14)	(1)	(25)	(18)
Impairment of assets		—	(90)	(33)	(110)
COVID-19 related charges		(1)	1	7	(2)
Total Income from Operations		$331	$167	$784	$158

Operating Margin:
Versace		12.7%	6.7%	17.5%	(1.7)%
Jimmy Choo		9.0%	(6.6)%	6.1%	(12.6)%
Michael Kors		28.4%	28.5%	27.1%	20.3%
Capri Operating Margin		20.6%	12.8%	18.8%	5.5%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	December 25, 2021	December 26, 2020
Versace	212	217
Jimmy Choo	240	231
Michael Kors	834	831
Total number of retail stores	1,286	1,279

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	December 25, 2021	December 26, 2020	As Reported	Constant Currency
Total Revenue:
Versace	$251	$195	28.7%	33.8%
Jimmy Choo	178	121	47.1%	43.0%
Michael Kors	1,180	986	19.7%	20.7%
Total Revenue	$1,609	$1,302	23.6%	24.7%

	Nine Months Ended		% Change
	December 25, 2021	December 26, 2020	As Reported	Constant Currency
Total Revenue:
Versace	$773	$483	60.0%	56.9%
Jimmy Choo	457	294	55.4%	45.2%
Michael Kors	2,932	2,086	40.6%	39.3%
Total Revenue	$4,162	$2,863	45.4%	42.9%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 25, 2021
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$1,048	$—	$—	$(1)	$—	$—	$1,047

Operating expenses	$717	$—	$(14)	$(2)	$(3)	$(10)	$688

Total income from operations	$331	$—	$14	$1	$3	$10	$359

Income before provision for income taxes	$342	$—	$14	$1	$3	$10	$370
Provision for income taxes	$19	$—	$1	$1	$1	$8	$30
Net income attributable to Capri	$322	$—	$13	$—	$2	$2	$339
Diluted net income per ordinary share - Capri	$2.11	$—	$0.09	$—	$0.01	$0.01	$2.22
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Nine Months Ended December 25, 2021
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$2,788	$—	$—	$(9)	$—	$—	$2,779

Operating expenses	$2,004	$(33)	$(25)	$(2)	$(11)	$(15)	$1,918

Total income from operations	$784	$33	$25	$(7)	$11	$15	$861

Income before provision for income taxes	$796	$33	$25	$(7)	$11	$15	$873
Provision for income taxes	$54	$8	$2	$—	$4	$9	$77
Net income attributable to Capri	$741	$25	$23	$(7)	$7	$6	$795
Diluted net income per ordinary share - Capri	$4.82	$0.16	$0.15	$(0.05)	$0.05	$0.04	$5.17
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 8

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 26, 2020
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	COVID-19 Related Charges	As Adjusted
Gross profit	$848	$—	$—	$(5)	$843

Operating expenses	$681	$(90)	$(1)	$(4)	$586

Total income from operations	$167	90	1	$(1)	$257

Income before provision for income taxes	$173	$90	$1	$(1)	$263
(Benefit) provision for income taxes	$(5)	$19	$(1)	$1	$14
Net income attributable to Capri	$179	$71	$2	$(2)	$250
Diluted net income per ordinary share - Capri	$1.18	$0.47	$0.01	$(0.01)	$1.65
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 9

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Nine Months Ended December 26, 2020
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	COVID-19 Related Charges	Capri Transformation	ERP Implementation	As Adjusted
Gross profit	$1,860	$—	$—	$(13)	$—	$—	$1,847

Total operating expenses	$1,702	$(110)	$(18)	$(15)	$(2)	$(2)	$1,555

Total income from operations	$158	$110	$18	$2	$2	$2	$292

Income before provision for income taxes	$139	$110	$18	$2	$2	$2	$273
Provision for income taxes	$20	$28	$(2)	$(2)	$1	$(1)	$44
Net income attributable to Capri	$121	$82	$20	$4	$1	$3	$231
Diluted net income per ordinary share - Capri	$0.80	$0.53	$0.13	$0.03	$0.01	$0.02	$1.52
______________________
(1)Includes store closure costs recorded in connection with the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.